CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2003A                     FOR THE PERIOD ENDED:  25-SEP-03
                                              LOCK-OUT DATE:         FEB-08

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I AV         CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   917,863.65      1,918,744.00        144,196.70      102,001.75

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    181,972.41        413,495.92
    (B) PARTIAL PREPAYMENTS RECEIVED                                86,521.57        196,602.97
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)             556,787.66      1,265,188.59
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                      825,281.64      1,875,287.48              0.00            0.00

(C) INTEREST DISTRIBUTION                                           92,582.01         43,456.52        144,196.70      102,001.75
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         92,582.01         43,456.52        144,196.70      102,001.75

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         64,931,859.08     39,376,663.38     49,723,000.00   26,043,000.00
    LESS: PRINCIPAL DISTRIBUTION                                   825,281.64      1,875,287.48              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             64,106,577.44     37,501,375.90     49,723,000.00   26,043,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          284,756.30     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I AV            0.91580825
    SECTION 6.02 REIMBURSEMENT AMOUNT                               12,368.02     CLASS I A-1V          0.73686707
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           297,124.32     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   167,680.35        106,313.33         81,223.80       86,986.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          167,680.35        106,313.33         81,223.80       86,986.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        167,680.35        106,313.33         81,223.80       86,986.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,402,000.00     15,947,000.00     13,048,000.00   13,048,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            70,000,000.00           1.7700%        1.1200%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            50,893,000.00           1.3700%        0.6500%   Spread AV
    REIMBURSEABLE FEES                                           49,723,000.00           3.4800%        0.2500%   Spread A-1V
                                                                 26,043,000.00           4.7000%
 TOTAL FEES DUE SERVICER                                         32,402,000.00           6.2100%
                                                                 15,947,000.00           8.0000%
                                                                 13,048,000.00           7.4700%
                                                                 13,048,000.00           8.0000%
                                                                 18,846,522.00           8.0000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   125,643.48

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          125,643.48
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        125,643.48

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         18,846,522.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             18,846,522.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-03
SENIOR/SUBORDINATED PASS-THROUGH              FOR THE PERIOD ENDED:  25-SEP-03
CERTIFICATES SERIES 2003A                     LOCK-OUT DATE:         FEB-08



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               176      6,533,175       31-59 Days Delinquent       114       4,215,627
    60-89 Days Delinquent                                51      1,857,527       60-89 Days Delinquent        44       1,733,820
    90+ Days Delinquent                                  71      2,763,882       90+ Days Delinquent          64       2,490,323

    3-Month Avg Thirty-Day Delinquency Ratio          3.83%                      3-Month Avg Thirty-Day Delinquency Ratio  2.61%
    3-Month Avg Sixty-Day Delinquency Ratio           1.39%                      3-Month Avg Sixty-Day Delinquency Ratio   1.25%

(G) Section 3.05 Repurchases                                          0.00       Current Realized Loss Ratio               0.00%
                                                                                 Cumulative Realized Loss Ratio            0.00%
(I) Class R Distribution Amount                                 976,342.46
    Repossession Profits                                              0.00

(J) Principal Balance of Contracts in Repossession              907,020.96

(K) Aggregate Net Liquidation Losses                                  0.00

(L) (x) Class B-2 Formula Distribution Amount                   125,643.48
    (y) Remaining Amount Available                            1,101,985.94
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed**                                  9      362,142.89

(Q) Principal Prepayments Paid                                2,105,100.79

(R) Scheduled Principal Payments                                595,468.33

(S) Weighted Average Interest Rate                                   9.87%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                4,143,365.07
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          1,035,054.27
     Certificate Account Balance At Monthly Cutoff-Yield Maintenance Account         0.00
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,349.57
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         425.03
(iii)Section 5.05 Certificate Fund Income-Yield Maintenance Account                  0.00
(V) Principal Due Holders                                                            0.00
Less:
(i)  Due to the Servicer Senior Monthly Servicing Fee                          227,805.04
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Vanderbilt                               214,195.39
(ii) Scheduled Payments Of Principal And Interest
     Due Subsequent To The Due Period-Subservicer-21st                          42,878.04
(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                  56,951.26
   (iv)  Reimbursable Liquidation Expenses                                      12,368.02
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             297,124.32

Available Distribution Amount-Vanderbilt                                     3,634,394.93
Available Distribution Amount-Subservicer-21st                                 992,601.26
Available Distribution-Yield Maintenance Account                                     0.00
To Class A And B                                                             3,650,653.73
Monthly Excess Cashflow                                                        976,342.46

Weighted Average Remaining Term (Months)                                           220.00

  Scheduled Balance Computation

  Prior Month Balance                                                      273,366,044.47


  Current Balance                                     270,767,136.70
     Adv Principal                                         67,088.51
     Del Principal                                        168,749.86
  Pool Scheduled Balance                                                   270,665,475.35


  Principal Payments In Full                            1,821,976.25
  Partial Prepayments                                     283,124.54

  Scheduled Principal                                     595,468.33

  Collateral Balance                                                       270,767,136.70




                              Loss Amount
                     -FOR INFORMATIONAL PURPOSES ONLY-
Current Month Loss Amount*                               $122,087.38
Cumulative Loss Amount*                                  $762,597.30

Current Loss Ratio*                                            0.58%
Cumulative Loss Ratio*                                         0.26%

Liquidated Contracts Principal Balance*                  $249,489.51

Note
*Excludes accrued interest
**Includes 21st Mortgage

Prepayment Rate

Current Month Prepayment Rate                                  9.24%
Current Month Model Prepayment Rate                             210%

3-Month Prepayment Rate                                        8.71%
3-Month Model Prepayment Rate                                   203%

Cumulative Prepayment Rate                                     7.75%
Cumulative Model Prepayment Rate                                188%
